UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2014

Independence Realty Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 of this report is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 28, 2014, or the closing date, IRT, through its wholly-owned subsidiary, IRT OKC Portfolio Owner, LLC, or IRT Owner, acquired fee simple interests in a portfolio of five apartment properties located in Oklahoma and referred to in this report as the Oklahoma portfolio. IRT Owner acquired the property from an unaffiliated third party, Kola Investments, LLC, or the seller. The purchase price for the Oklahoma portfolio was $65 million paid as follows: (1) cash in the amount of $19,138,865.59 and (2) the assumption by IRT owner of a first lien mortgage secured by the Oklahoma portfolio having an outstanding principal balance of $45,861,134.41, or the loan, held by JPMC Series 2006 LDP7, or the lender.

IRT owner funded the cash portion of the purchase price for the Oklahoma portfolio with a portion of the net proceeds of IRT’s offering of its shares of common stock pursuant to its Registration Statements Nos. 333-192403 and 333-193527 filed with the Securities and Exchange Commission, or the registration statements. The loan accrues interest at a fixed rate equal to 5.62% per annum and will mature in April 2016. The mortgage is not permitted to be prepaid prior to March 1, 2016; however, the mortgage may be defeased and the collateral securing the mortgage loan released, subject to IRT owner’s compliance with customary conditions to defeasance. IROP guaranteed the loan and IRT agreed to give a springing guaranty of the loan if defined conditions relating to IROP’s financial condition are not met. The loan provides that it may be accelerated upon the occurrence of defined events of default, including payment defaults, breaches of representations, insolvency events and other customary events.

On the closing date, IRT Owner and Jupiter Communities, LLC, d/b/a RAIT Residential, IRT’s affiliate, entered into property management agreements pursuant to which RAIT Residential will manage the Oklahoma portfolio properties pursuant to terms similar to those applicable to RAIT Residential’s management of IRT’s other multifamily properties.

Description of the Oklahoma Portfolio

The Oklahoma portfolio consists of five properties and 1,658 units, consisting of 1,048 one bedroom, one bathroom units, 40 two bedroom, one bathroom units, 537 two bedroom, two bathroom units, 32 three bedroom, two bathroom units and one bungalow house. The properties were constructed between 1984 and 1986 and have been owned by the seller since 2000. Four properties are located in Oklahoma City’s northwest submarket and the fifth in Edmond, Oklahoma, a suburb of Oklahoma City. The seller has spent approximately $12 million to improve the portfolio since 2010. The improvements include new roofs and siding, windows, parking lots, interior flooring and HVAC units.

The following table presents an overview of the Oklahoma portfolio:.

					Average Monthly
					Effective
		Year		Average	Rent per
Property Name	Location	Renovated(1)	Units(2)	Occupancy(3)	Occupied Unit(4)
Oklahoma Portfolio:
Augusta	Oklahoma City, Oklahoma	2011	197	90.4%	$726
Heritage Park	Oklahoma City, Oklahoma	2011	453	88.3	574
Invitational	Oklahoma City, Oklahoma	2011	344	93.0	683
Raindance	Oklahoma City, Oklahoma	2011	504	93.7	517
Windrush	Edmond, Oklahoma	2011	160	96.3	747
Total/Weighted Average			1,658	91.9%	$614

(1)	All dates are for the year in which a renovation program was completed. The year construction was completed for each of the properties is: Augusta—1986; Heritage Park—1984; Invitational—1984; Raindance—1984; Windrush—1984;.

(2)	Units represents the total number of apartment units available for rent at December 31, 2013.

(3)	Average occupancy for each of the properties is calculated as (i) total units rented as of December 31, 2013 divided by (ii) total units available as of December 31, 2013, expressed as a percentage.

(4)	Average monthly effective rent per occupied unit represents the average monthly rent collected for all occupied units for the three months ended December 31, 2013, after giving effect to tenant concessions.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 2.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

IRT hereby confirms that the financial statements and pro forma information relating to the acquisition of the Oklahoma portfolio required by Rule 3-14 and Article 11 of Regulation S-X will be filed as an amendment to this Current Report on Form 8-K no later than May 16, 2014, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(c) Shell Company Transactions.

None.

(d) Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

March 4, 2014	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer